Exhibit 10.27
AMENDMENT NO. 1
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT
This amendment modifies the Specialty Underwriters’ Alliance, Inc. Partner Agent Program Agreement by and between Company and Partner Agent., dated November 3rd, 2004 as amended (the “Agreement”). Any capitalized terms defined in the Agreement and used herein shall have the same meaning in this Addendum as in the Agreement. Except as amended hereby, the Agreement remains in full force and effect after the date hereof and each of the parties by its execution hereof ratifies and confirms the provisions of said Agreement.
Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:
1.	“Lighthouse, LLC and any other entity which produces business for the programs contemplated under this agreement” inserted immediately following any reference to “Risk Transfer Holdings, Inc.”

2.	Section VI, PREMIUMS AND ACCOUNTING, line 3 shall be modified by replacing “fifteenth” with “tenth”.

3.	Section VIII F, TERM AND TERMINATION, shall be amended by deleting the Company’s address and replacing “222 South Riverside Plaza, Chicago, IL 60606.”

and replacing “Daryl B. Williams, President” with “Paul R. Hughes, CEO”

4.	Exhibit A, Section A shall be modified by adding the following:

Program Description	Line of Business	Maximum Rate of Commission

E-Comp.	Workers’ Comp.	12%
5.	Exhibit B, shall be modified by inserting the following as the first sentence of the page.

“A separate profit sharing calculation will be completed for each individual program managed by the Partner Agent.”

6.	Exhibit B, LEGEND, Table 1, Line 15, page 12 shall be modified by inserting the following after “$20 Million”:

“for an individual program”

7.	Exhibit B, LEGEND, other defined terms used in this Agreement, Section B, shall be modified by deleting the first sentence and replacing with the following:

“The Initial Profit Sharing Year of this Agreement shall be from January 1, 2005 to December 31, 2005.”
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to principles of conflicts of laws that would require application of the law of a jurisdiction other than the State of Delaware.
Signed this 30th day of June, 2005.
COMPANY: Specialty Underwriters’ Alliance, Inc., for and on behalf of itself and its subsidiaries existing now or hereafter

BY:	/s/ William Loder
NAME:	William Loder
TITLE:	Chief Underwriting Officer

PARTNER AGENT

BY:	/s/ Paul Hughes
NAME:	Paul R. Hughes
TITLE:	Chief Executive Officer